Exhibit (15)

November 8, 2002

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 10549

RE:                       Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 33-26241; 33-34000; 33-56151; 333-18627; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 333-18617; 333-79449; 333-35519; 333-40239; 333-95037; 333-50969; 333-58360; and 333-97927).

Commissioners:

We are aware that our report dated October 22, 2002, on our reviews of the consolidated interim financial information of Ecolab Inc. (the “Company”) as of September 30, 2002 and for the three and nine month periods ended September 30, 2002 and 2001 included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2002, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota

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